Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the period ended April 3, 2026 (the “Report”) by STAAR Surgical Company (“Registrant”), each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Dated:	May 13, 2026	/s/ WARREN FOUST
Warren Foust
Interim Co-Chief Executive Officer, President and Chief Operating Officer
(principal executive officer)

Dated:	May 13, 2026	/s/ DEBORAH ANDREWS
Deborah Andrews
Interim Co-Chief Executive Officer and Chief Financial Officer
(principal executive officer and principal financial officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to STAAR Surgical Company and will be furnished to the Securities and Exchange Commission or its staff upon request.